Exhibit 4.1

EIGHTH AMENDMENT TO
SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

This EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of November 9, 2011 (this “Amendment”) is made among World Financial Network Bank (formerly known as World Financial Network National Bank), a Delaware state chartered bank (“WFN”), as Servicer, WFN Credit Company, LLC (“WFN Credit”), as Transferor, and The Bank of New York Mellon Trust Company, N.A. (“BNYM”), formerly known as The Bank of New York Trust Company, N.A., successor to BNY Midwest Trust Company, as Trustee of World Financial Network Credit Card Master Trust (the “Issuer”), to the Second Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 2001, among WFNNB, as Servicer, WFN Credit, as Transferor and BNYM, as Trustee (as amended, the “Pooling Agreement”).  Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Pooling Agreement.

WHEREAS, as of August 1, 2011, WFN converted from a national banking association to a Delaware state chartered bank and changed its name from World Financial Network National Bank to World Financial Network Bank (the “Conversion”); and

WHEREAS, in connection with the Conversion, the parties hereto desire to amend the Pooling Agreement in certain respects as set forth herein;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. Amendments.  Section 3.3(a) of the Pooling Agreement is hereby amended in its entirety to read as follows:

(a)           Organization and Good Standing.    Servicer is duly organized and validly existing in good standing under the laws of its jurisdiction of organization, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and each Supplement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and such business is presently conducted.

SECTION 2.  Conditions to Effectiveness.  This Amendment shall become effective on the date (the “Effective Date”) upon which (i) each of the parties hereto receive counterparts of this Amendment, duly executed and delivered by each of the parties hereto and (ii) each of the conditions precedent described in Section 13.1(a) of the Pooling Agreement are satisfied.

SECTION 3.  Effect of Amendment; Ratification. (a) On and after the Effective Date, this Amendment shall be a part of the Pooling Agreement and each reference in the Pooling Agreement to “this Agreement” or “hereof,” “hereunder” or words of like import, and each reference in any other Transaction Document to the Pooling Agreement shall mean and be a reference to the Pooling Agreement as amended hereby.

Eighth Amendment to Pooling Agreement (Trust I)

(b)           Except as expressly amended hereby, the Pooling Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 4.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

SECTION 5.  Section Headings.    Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

SECTION 6.  Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  Counterparts of this Amendment may be delivered by facsimile or electronic transmission.

SECTION 7.  Trustee Disclaimer.  Trustee shall not be responsible for the validity or sufficiency of this amendment, nor for the recitals contained herein.

[Signature Page Follows]

Eighth Amendment to Pooling Agreement (Trust I)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WFN CREDIT COMPANY, LLC

By:  /s/ Daniel T. Groomes
Name: Daniel T. Groomes
Title: President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:  /s/ David H. Hill
Name: David H. Hill
Title: Vice President

WORLD FINANCIAL NETWORK BANK

By:  /s/ Ronald C. Reed
Name: Ronald C. Reed
Title: Treasurer

Eighth Amendment to Pooling Agreement